Quest Resource Holding Corporation Acquires Two Asset-Light Waste Services Companies

•	Expands presence in industrial and commercial property management end markets

•	Combined transactions increases net income and adjusted EBITDA by more than 50% annually

The Colony, TX, December 8, 2021 - Quest Resource Holding Corporation (Nasdaq: QRHC) ("Quest"), a national leader in environmental waste and recycling services, announced today that it has acquired two national asset-light waste and environmental services businesses: Chadds Ford, PA-based, RWS Facility Services, LLC (“RWS”), and Greenville, SC-based, InStream Environmental, LLC (“InStream”). RWS and Instream will expand Quest’s presence in the commercial property space and meaningfully add to our industrial market customer base.

“These transactions are estimated to increase our annual revenue, net income, and adjusted EBITDA by more than 50%, adding significant scale as well as customer diversification,” said Quest President and Chief Executive Officer S. Ray Hatch. “Like Quest, RWS and InStream both have a reputation for providing exceptional service and building strong customer loyalty. With the increased scale and scope of our combined businesses, we are well positioned to maintain strong customer relationships and provide more services for existing and prospective customers,” Hatch added.

The Company agreed to acquire the membership interests of RWS for a total consideration of $33.0 million in cash. The Company agreed to acquire the assets of InStream for a total consideration of $11.0 million (and an additional $1.5 million of consideration which may be earned based on future performance). The combined transaction price of approximately $44 million is estimated to add more than $80 million of revenue, approximately $2.2 million in net income, and $5.5 million in adjusted EBITDA. The transactions are expected to be accretive on a free cash flow per share basis.

“Quest is committed to growing long-term shareholder value and to supporting our customers’ sustainability goals,” Dan Friedberg, Quest’s Board Chairman added. “Our strategy is to grow by expanding services to existing customers, organically adding to our customer base, and by acquiring businesses like RWS and InStream whose customers can be better served on the Quest platform. We are focused on building scale and scope to our national platform, bringing value by lowering the costs to serve, enhancing our technology capabilities, and offering a broad range of sustainability solutions across services and industries.”

RWS Acquisition

“RWS will add incremental volume to our existing market verticals and establish a more meaningful position in the commercial property management market and significantly add to our industrial market customer base,” Quest President and Chief Executive Officer, S. Ray Hatch said. “We look forward to working together with RWS’s very successful team as part of the Quest organization.”

“We believe this business combination offers our employees an exciting opportunity for career development and growth, as well as opportunities to further improve the value we bring to customers,” Anthony DiIenno, RWS’s President and Chief Executive Officer, said. “In addition to expanding our service offering, Quest also brings a unique and differentiated data reporting capability that is in demand from our customers who are looking to increase visibility into their operations and to improve and simplify sustainability reporting. We look forward to working with the Quest team to ensure a smooth transition.”

InStream Acquisition

“InStream brings an attractive roster of multi-national manufacturers to our Company,” Quest President and Chief Executive Officer, S. Ray Hatch, said. “We welcome the InStream team to Quest, where our combined expertise will be a compelling value to customers in the industrial end market.”

“Taking care of our customers is our priority and has been the key to our success,” John Little, InStream’s President and Chief Executive Officer, said. “Quest’s strong reputation for providing exceptional service was an important consideration in our decision to join forces. By joining Quest, our customers gain access to our combined larger national, regional, and local vendor network and broader scope of services with superb customer support capabilities.”

Additional details of the transactions will be available in Quest’s Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”).

Expanded Credit Facilities

As part of the transactions, Quest further announced that it has amended its lending agreement with Monroe Capital, increasing its borrowing facilities up to $75 million, lowering borrowing costs by 350 basis points, and providing other improved terms.

Additional financial terms and covenants under the Credit Agreement are included in the Form 8-K that will be filed with the SEC.

Use of Non-GAAP Financial Measure

This press release includes estimated adjusted EBITDA, which is a non-GAAP financial measure. Estimated Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, amortization, and other adjustments. Quest believes this non-GAAP measure provides useful information to shareholders regarding the business of RWS and InStream. The non-GAAP financial measure used does not replace the presentation of Quest's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Quest's financial results presented in accordance with GAAP. A table reconciling these non-GAAP measures to the most directly comparable GAAP measures is included below.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that help businesses excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that RWS and InStream will expand our presence in the commercial property segment and meaningfully add to our industrial market customer base, and our belief that with the increased scale and scope of our combined businesses following the closing of the transactions, we are well positioned to maintain strong customer relationships and do more for existing and prospective customers. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC - Joe Noyons • 817.778.8424

Below is certain combined financial information for RWS and InStream which is being included to include a reconciliation to GAAP of the combined Adjusted EBITDA for such entities for the 12 months ended September 30, 2021. The information provided below is based on financial information from RWS and InStream which is unaudited. Accordingly, such information does not include all of the information necessary for a complete presentation of results of operations for RWS and InStream.  Quest will be filing a Form 8-K which will be amended to include audited financial statements for RWS and InStream and pro forma financial information of Quest to reflect Quest’s acquisition of these entities no later than February 18, 2022 for InStream and February 22, 2022 for RWS. Accordingly, there may be further adjustments to the Adjusted EBITDA and other information contained herein based on such audits.  Shareholders are urged to read these audited financial statements and the pro forma financial information which will be included in the Form 8-K/A.  In addition, the combined results of operations for the period presented for RWS and InStream are not necessarily indicative of the results that may be expected from these entities for future periods.

RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED ADJUSTED EBITDA

(Unaudited)

(In thousands)

Estimated Adjustments
Estimated net income TTM September 30, 2021	$2,232
Depreciation and amortization	1,712
Interest expense	119
Income tax expense	735
PPP loan forgiveness	(950)
Adjusted EBITDA	2,984
Run rate adjustment	497
Non-recurring costs and business combination savings	2,041
Estimated adjusted EBITDA	$5,522

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